                              EXHIBIT 10.8

                  SECOND LEASE MODIFICATION AGREEMENT


               This Second Lease Modification Agreement (the "Agreement"), dated as of May 10, 1993, between 46-47 ASSOCIATES, a New York partnership, having offices at 1133 Avenue of the Americas, New York, New York 10036 (the "Landlord") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, having offices at 114 West 47th Street, New York, New York (the "Tenant").

                          W I T N E S S E T H :

               WHEREAS, Landlord and Tenant entered into that certain lease (such lease as thereafter modified being herein called the "Lease") dated as of September 10, 1987, a memorandum of which was recorded in Reel 1290, page 1448, in the office of the City Register of the County of New York (the "Register's Office"), covering the premises (the "Premises") more particularly described in the Lease;

               WHEREAS, Landlord and Tenant entered into that certain lease modification agreement (the "Modification Agreement") dated as of December 7, 1987, modifying Exhibit B of the Lease, which Modification Agreement was recorded in Reel 1374, page 1722, in the Register's Office;

               WHEREAS, Landlord and Tenant wish to confirm and clarify the occurrence of certain events and circumstances contemplated by the parties under the Lease and to make certain additional modifications to the Lease in the manner hereinafter set forth.

               NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

               1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

               2. Article 1 of the Lease is hereby modified by deleting therefrom all of the language beginning with the words "TO HAVE AND TO HOLD unto Tenant" appearing on Page 2 of the Lease, through and including the words "sooner pursuant to any of the terms of this Lease or pursuant to law;" appearing on the bottom of Page 3 of the Lease, and by substituting the following therefor:

               TO HAVE AND TO HOLD unto Tenant, its successors and permitted assigns, for the initial term of approximately twenty five
(25) years (the "Initial Term") commencing on November 14, 1989 (the "Commencement Date") and expiring on November 30, 2014 (the "Expiration Date") unless the term shall terminate sooner pursuant to any of the terms of this Lease or pursuant to law;
                                   -1-
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
               3. Article 2 of the Lease is hereby modified by deleting therefrom all of Sections 2.02 and 2.03. Tenant confirms that Landlord has fully paid to Tenant, or to Tenant's designees, all of the Initial Tenant's Work Allowance and the Additional Tenant's Work Allowance provided for under the Lease.

               4. Section 3.01. A of the Lease is hereby modified by deleting therefrom the last full paragraph thereof appearing on Page 9 of the Lease and substituting the following therefor:

               "The parties hereto acknowledge that (a) Schedule A sets forth the rentable (or net useable for the Mechanical Space) area of (or within) each floor within the Demised Premises and within the Building and (b) pursuant to Section 4.01.A.4 of the Lease, (i) Tenant's Share with respect to Taxes is presently 63.9557% and (ii) Tenant's Share with respect to Expenses is presently 65.6036%.

               5. Section 3.01. B of the Lease is hereby modified by deleting such section in its entirety therefrom and substituting the following therefor:

               "B. The first lease year of the Term of this Lease is the period from November 14, 1989 up to and including November 30, 1990. Each subsequent lease year shall consist of the twelve calendar month period thereafter (i.e., each December 1 to November 30) or part thereof during the final lease year of the term of this Lease or any extension thereof."

               6. Section 3.01. C of the Lease is hereby deleted in its entirety therefrom and the following paragraph substituted therefor:

               C. Tenant also covenants and agrees to pay to Landlord, in addition to all other Fixed Rent and additional rent payable hereunder, during and after the sixth (6th) lease year, for a total of ten (10) lease years, additional Fixed Rent in the amount of Seventy-One Thousand Five Hundred Dollars ($71,500) per lease year, which shall be in consideration for Landlord's granting to Tenant certain options to lease additional floors as set forth hereinbelow and said additional Fixed Rent shall be payable by Tenant to Landlord whether or not Tenant actually exercises any of the option rights granted hereunder.

               7. Section 4.01.A.4 of the Lease is hereby modified by deleting therefrom the last sentence thereof and substituting the following therefor:

               "The rentable square foot area of any additional floors added to the Demised Premises and or of any building additions added to the Building shall be computed by the same method as currently set forth on Schedule A attached hereto."

               8. Section 21.01 of the Lease is hereby modified by adding the following to the last paragraph of Section 21.01 appearing on Page 90 of the Lease:

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               "To the extent any of the terms and provisions of the
Modification Agreement or this Agreement are inconsistent with, or contradict, the terms and provisions of the Net Lease, set forth as Exhibit F to the Lease, the terms and provisions of the Modification Agreement and this Agreement shall control and the Net Lease shall be deemed to be hereby modified to conform to the provisions thereof and any references in the Net Lease to the Space Lease shall be deemed references to the Space Lease as hereby or hereafter amended."

               9. Section 22.01. A is hereby modified by adding the following language to the end of Section 22.01. A.

               "Anything to the contrary in this foregoing Section
22.01. A notwithstanding, Landlord and Tenant hereby agree that the Commencement Date of the First Renewal Term shall be December 1, 2014 and the Expiration Date thereof shall be November 30, 2024 and that Tenant may not give the First Election Notice earlier than November 30, 2010 nor later than November 30, 2012."

              10. Section 22.01. B is hereby modified by adding the following language to the end of Section 22.01 B.

               "Anything to the contrary in this foregoing Section
22.01. B notwithstanding, Landlord and Tenant hereby agree that the commencement date of the Second Renewal Term shall be December 1, 2024 and the Expiration Date thereof shall be November 30, 2034 and that Tenant may not give the Second Election Notice earlier than November 30, 2020 nor later than November 30, 2022."

              11. Article 23 of the Lease is modified solely to provide that the Cancellation Date shall be November 30, 2004.

              12.   The Lease is further modified by deleting therefrom
Article 25 in its entirely and substituting therefor in its entirety the following:


                                "ARTICLE 25

                                OPTION SPACE

           25.01. Provided (a) this Lease is in full force and effect and (b) with respect to floors 23, 24, 25 and 26, provided Tenant has not given Landlord the cancellation notice provided for in Article 23 hereof; and subject to the provisions of paragraphs I through K below:

               A. Tenant shall have two (2) separate and independent options to lease the entire seventeenth (17th) rental floor. Tenant may exercise the first option (the "First Option") only by furnishing Landlord written notice to such effect no later than January 1, 1994 (the "Outside 17th Floor Notice Date"). In the event of such timely exercise and Tenant's compliance with the provisions hereof, Landlord shall deliver possession of the subject floor to Tenant on or about

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
December 1, 1996 (the "Outside 17th Floor Delivery Date"). Landlord shall, however, make good faith, reasonable efforts (which efforts shall not require the payment of monies or the institution of any legal proceedings), to reach agreement with one of the current tenants of the 17th floor, the law firm of Carter Ledyard & Milburn, or its successors and assigns, to extend to October 31, 1995 the required outside date by which such tenant must exercise its right to renew its lease which shall then enable Tenant to exercise the First Option for the entire seventeenth (17th) rental floor by furnishing the aforementioned written notice to Landlord no later than September 30, 1995 with possession thereof to be delivered to Tenant on or about the Outside 17th Floor Delivery Date. Landlord shall promptly notify Tenant if and when it is successful in extending such tenant's required outside date which notice shall advise Tenant that the Outside 17th Floor Notice Date shall be extended to September 30, 1995. Upon the exercise of the First Option, the second option (the "Second Option") for the seventeenth (17th) rental floor (provided for in the following sentence) shall be deemed by the parties hereto to be of no further force or effect. In the event, however, Tenant shall fail to exercise the First Option, Tenant may exercise the Second Option for the seventeenth (17th) rental floor, subject to the provisions hereinabove, except that for the Second Option the Outside 17th Floor Notice Date shall be October 31, 2005 and the Outside 17th Floor Delivery Date for the Second Option shall be on or about December 1, 2006.

               B. Tenant shall have one (1) option to lease the entire eighteenth (18th) rental floor. Tenant may exercise the subject option only by furnishing Landlord written notice to such effect no later than February 28, 2000. In the event of such timely exercise and Tenant's compliance with the provisions hereof, Landlord shall deliver possession of the eighteenth (18th) rental floor on or about February 1, 2002.

               C. Subject to the provisions contained hereinbelow, Tenant shall have one (1) option to lease the entire nineteenth (19th) rental floor. Tenant may exercise the subject option only by furnishing Landlord written notice to such effect no later than September 30, 2000. In the event of such timely exercise and Tenant's compliance with the provisions hereof, Landlord shall deliver possession of the nineteenth
(19th) rental floor on or about July 1, 2002.   Landlord shall, however,
make good faith, reasonable efforts (which efforts shall not require the payment of monies or the institution of any legal proceedings), to reach agreement with one of the current tenants of the 19th floor, the law firm of Pollack & Kaminsky, its successors and assigns, to extend the current expiration date of its lease to June 30, 2002 and to extend to January 1, 2001 the required outside date by which such tenant must exercise its right to renew its lease which shall then enable Tenant to exercise the subject option for the entire nineteenth (19th) rental floor by furnishing the aforementioned written notice to Landlord no later than November 30, 2000 with possession thereof to be delivered to Tenant on or about July 1, 2002. Landlord shall promptly notify Tenant if and when it is successful in extending the said tenant's required outside date.

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
               D. Tenant shall have one (1) option to lease either, or both of, the entire twentieth (20th) and twenty- first (21st) rental floors. Tenant may exercise the subject option only by furnishing Landlord written notice to such effect (designating the floor or floors Tenant wishes to lease) no later than November 30, 2000. In the event of such timely exercise and Tenant's compliance with the provisions hereof, Landlord shall deliver possession of the floor(s) designated in Tenant's notice to Tenant on or about July 1, 2002.

               E. Tenant shall have one (1) option to lease the entire twenty second (22nd) rental floor. Tenant may exercise the subject option only by furnishing Landlord written notice to such effect no later than October 31, 2005. In the event of such timely exercise and Tenant's compliance with the provisions hereof, Landlord shall deliver possession of the twenty second (22nd) floor to Tenant on or about December 1, 2006.

               F. Tenant shall have one (1) option to lease either, or both of, the entire twenty-third (23rd) and twenty-fourth (24th) rental floors. Subject to the provisions of the following Paragraph G, Tenant may exercise the subject option only by furnishing Landlord written notice to such effect (designating the floor or floors Tenant wishes to lease) no later than April 30, 2004. In the event of such timely exercise and Tenant's compliance with the provisions hereof, Landlord shall deliver possession of the rental floor(s) designated in Tenant's notice to Tenant on or about June 1, 2005. (See Paragraph G following).

               G. Anything to the contrary in the foregoing Paragraph F notwithstanding, in the event one of the tenants currently occupying a portion of the twenty fourth (24th) rental floor, North American Taisei Corporation ("Taisei") shall have renewed its lease, pursuant to the renewal rights provided for therein, Tenant's option to lease the 24th rental floor may only be exercised by Tenant furnishing Landlord written notice to such effect no later than October 31, 2003. Landlord shall promptly notify Tenant if and when Taisei so renews its lease. In the event of such timely exercise and Tenant's compliance with the provisions hereof, Landlord shall deliver possession of the 24th rental floor to Tenant on or about July 1, 2005.

               H. Tenant shall have one (1) option to lease either, or both of, the entire twenty-fifth (25th) and twenty-sixth (26th) rental floor(s). Tenant may exercise the subject option only by furnishing Landlord written notice to such effect (designating the floor or floors Tenant wishes to lease) no later than April 30, 2004. In the event of such timely exercise and Tenant's compliance with the provisions hereof, Landlord shall deliver possession of the floor(s) designated in Tenant's notice at any time, together or separately, up to, but not later than, July 1, 2005.

               I. Anything in Article 8 of this Lease to the contrary notwithstanding, in the event that United States Trust Company of New York, the named Tenant, and/or any Tenant Entity or Required Subtenant are in actual occupancy (i.e. exclusive of any subtenants) of less than

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two-thirds (2/3) of the then Demised Premises, as constituted at the time that (i) Tenant shall have exercised any of the options provided for in Paragraphs C, D, E, F, G and H or (ii) any of the foregoing option rental floors have been delivered to Tenant, then, in such event, Tenant shall have no right whatsoever to sublease all or any portion of any of the floor or floors added to the Demised Premises through its exercise of the applicable option (except to a Tenant Entity or Required Subtenant) for a term commencing prior to eighteen (18) months after delivery of possession of the said floor or floors added to the Demised Premises pursuant to the exercise of the applicable option.

               J. All Fixed Rent with respect to each of the subject floors provided for in Paragraphs C, D, E, F, G and H shall commence six
(6) months after each such floor has been delivered to Tenant, but additional rent and electricity charges with respect to each of the applicable floors shall commence and be payable on the date of delivery of possession of each of the applicable floors.

               K. From and after the execution and delivery of this Lease, Landlord will give written notice to Tenant when Landlord enters into a lease with another tenant for any space in the Building, which notice shall describe in reasonable detail the location and area of the space rented, the expiration date of the lease, and whether the tenant has any option(s) to extend the term thereof (in which case Landlord shall describe said option(s) and the expiration date(s) of any lease extension thereunder). Tenant acknowledges that Landlord shall be deemed to have provided Tenant with the information required in the immediately preceding sentence, prior to the date of this Agreement.

               L. If Landlord fails promptly to give any of the notices required to be given by Landlord under paragraphs A, C and/or G above, then (at Tenant's option) Tenant's time to give notice of election for the particular space involved shall be one day later for each day of such delayed notice by Landlord.

               M. The option floors described hereinabove are collectively referred to hereinafter as the "Option Space".

           25.02. In the event that Tenant exercises any of such options for the Option Space:

               A. The Fixed Rent with respect to such Option Space shall be fixed in accordance with Article 3 of the Lease at the rental rates then and thereafter in effect for the Office Space then under lease hereunder to Tenant, based upon the number of rentable square feet of such Option Space computed pursuant to Schedule A, and Exhibit E, including any future adjustments of the Fixed Rent during each lease year of the Term of the Lease, all as provided in Sections 3.01(A)(b),
(c) and (d), and to the extent applicable, Article 22 of the Lease.

               B. The following illustrates, by way of example only, the intentions of the parties hereto as to the computation of the aforementioned adjustment in the Fixed Rent:

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               Assuming (a) that Tenant exercises its option to lease
the seventeenth (17th) floor under Section 25.01(A) and (b) delivery of the 17th floor occurs on December 1, 1996 (i.e., the eighth (8th) lease year) the Fixed Rent will be increased (as of the date Landlord delivers to Tenant possession of said floor) by the product of (x) the number of rentable square feet of the seventeenth (17th) floor computed pursuant to Schedule A, as amended, multiplied by (y) the sum of (aa) $29.25 and
(bb) $1.75 (which amount represents the total increases for the seven lease years immediately following the first lease year). The Fixed Rent as computed above shall thereafter be further increased in accordance with subsections 3.01(A)(b), (c), (d) and (e).

               Assuming (a) that Tenant exercises its option to lease the twenty third (23rd) and twenty fourth (24th) rental floors under
Section 25.01 F and (b) delivery of the twenty third (23rd) and twenty fourth (24th) rental floors occurs on June 1, 2005, i.e., the sixteenth
(16th) lease year, the Fixed Rent will be increased (as of the date Landlord delivers to Tenant possession of said floors) by the product of
(x) the number of rentable square feet of the twenty third (23rd) and twenty fourth (24th) rental floors computed pursuant to Schedule A multiplied by (y) the sum of (aa) $29.25, (bb) $2.25, representing the total increases per lease year pursuant to subsection 3.01 A(b) and (cc) $1.80, representing the total increases for the eleventh (11th) through sixteenth (16th) lease years pursuant to subsection 3.01 A(c). The Fixed Rent as computed above shall thereafter be further increased in accordance with subsections 3.01 A(c),(d) and (e).

               C. Tenant's Share (as defined in Article 4) shall be from time to time increased based upon the number of rentable square feet of said Option Space (as computed in accordance with Schedule A) from time to time made part of the Demised Premises.

           25.03. In the event Tenant duly and properly exercises any option under this Article, the parties shall immediately be bound thereby without the execution of an amendment to this Lease; however, at the request of either party, the parties shall promptly execute and deliver a written amendment to this Lease reflecting the addition of any such Option Space as part of the Demised Premises for the remainder of the term of this Lease, the increase of the Fixed Rent and of the Tenant's Share in accordance with Article 3 and this Article. Except as otherwise provided in this Article 25, the Option Space is leased and added to the Demised Premises pursuant to all of the terms, covenants and conditions of this Lease. Tenant will accept the Option Space and the facilities thereto and improvements therein in their then "AS IS" condition on the date of delivery thereof to Tenant and Tenant shall have the right upon reasonable advance notice to Landlord (and subject to the availability thereof for inspection) to inspect the Option Space prior to taking possession thereof. Except for any damage by fire or other casualty or condemnation, Landlord shall not be required to perform any work or to give Tenant any work allowance with respect to any such Option Space. Landlord will use reasonable efforts to make any such Option Space available to Tenant within the time periods stated above including diligent pursuit of any needed dispossess proceeding.

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However, in the event Landlord fails or is unable to deliver all or any portion of such Option Space to Tenant on the proposed delivery date thereof, as a result of the holding over of the prior tenant, Landlord shall not be subject to any liability whatsoever for such failure or inability to deliver possession and the exercise of said option shall remain effective, but the Fixed Rent and additional rent shall not commence with respect to such portion of such Option Space until the date on which possession of the same is actually made available to Tenant or such later date as provided in Section 25.01J or as may be provided elsewhere in this Article. Nothing herein shall operate to extend the Expiration Date for any of the Demised Premises (including but not limited to the Option Space) beyond the date otherwise fixed for the expiration of the term(s) of this Lease.

           25.04. Anything to the contrary in the foregoing Sections 25.01, 25.02 and 25.03 notwithstanding, in the event Landlord shall find itself able to deliver possession to Tenant of any of the rental floors ("available floor(s)") listed above to Tenant at least thirty (30) days prior to the last day on which Tenant may give notice of the exercise of its option to lease said available floor(s), Landlord shall give notice to Tenant to such effect and Tenant will have thirty (30) days from the giving of such notice to exercise its option to lease said available floor(s), all on the terms and provisions contained in this Article 25, except that possession of such available floor(s) shall be delivered to Tenant as soon as such floor(s) are vacant and available for delivery to Tenant. In the event Tenant shall not elect to exercise the option provided in this Section 25.04 with respect to any such available floor(s), Tenant shall have no right or interest with respect thereto thereafter except the aforementioned options to lease, as expressly set forth in Sections 25.01 A through H hereof. In addition, Landlord shall have no obligation to give Tenant notice as to any available floor(s) unless (a) such rental floor is an entire floor and not a partial floor and (b) in Landlord's reasonable judgment, timely delivery of possession of such available floor(s) shall be reasonably feasible.

           25.05. Nothing contained in this Article shall be construed to prevent Landlord from entering into one or more leases of all or any component of the Option Space, provided that any such lease is expressly contingent upon the exercise of Tenant's option rights under this Article.

           25.06. With respect to the date set forth in each of Sections 25.01 A through H as the last date on which Landlord may deliver possession of a rental floor to Tenant, if, after Tenant shall have given a notice exercising an option with respect to such floor, any such floor will become available for delivery to Tenant prior to the outside date for delivery set forth in each Section as a result of the vacancy of such floor by the then tenant thereof, Landlord shall have the right to accelerate such date of delivery by giving Tenant notice (the "acceleration notice") of (a) such acceleration and (b) the projected accelerated delivery date (the "accelerated date") which accelerated date shall not be prior to that date which is ninety (90) days from the giving of the acceleration notice. All other provisions


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of this Article 25 will otherwise be fully applicable with respect to any rental floors delivered on an accelerated date.

           25.07. It is understood and agreed that, except with respect to the 17th and 18th rental floors which must be delivered by Landlord to Tenant on or before the respective outside delivery dates set forth in Sections 25.01A and B (but subject to the provisions of Section 25.03), (a) the delivery of any specific option floors constituting a component of the Option Space by the specific outside dates set forth in Sections 25.01C, D, E, F, G and H is based on the expiration dates in the current leases for each of those respective floors, (b) Landlord shall use its best efforts (which shall not necessitate legal proceedings or the expenditure of any funds) to deliver each of those floors by those specific dates (subject to the provisions of Section 25.03) and, thereafter by diligent dispossess proceedings, and (c) if any of the current leases for any of those floors (other than Floors 17 and 18) should be terminated prior to their present expiration dates because of the then tenant's default thereunder, then (unless Tenant exercises its rights under Section 25.04 to take earlier possession of any such floor) Landlord shall have the right to re-let any such floor (hereinafter referred to as a "vacant floor") to a tenant, other than Tenant, for a lease term agreeable to such tenant provided, however, that Landlord must either (i) obtain Tenant's approval of a different notice and delivery date for the vacant floor under Section 25.01 or (ii) make arrangements to deliver one of the other floors in the Building, in lieu of the vacant floor, to Tenant on or about the date set forth for the delivery of the vacant floor or floors under the applicable paragraph of Section 25.01 in the event Tenant exercises its option to lease the vacant floor or floors under such paragraph."

              13. The Lease is further modified by deleting therefrom Schedule A attached thereto and substituting therefor the Schedule A attached hereto.

              14. At the request of either party hereto, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Agreement sufficient for recordation. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of the Lease or this Agreement.

              15. Except as modified herein, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed and this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.








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               IN WITNESS WHEREOF, Landlord and Tenant have executed
this Agreement as of the day and year first above written.


                              46-47 Associates (Landlord)


                              By:  D. Durst
                                 ------------------------
                                 Name:
                                 Title:


                              United States Trust Company
                                of New York (Tenant)

                              By: F. S. Wonham
                                 ------------------------
                                 Name:  F.S. Wonham
                                 Title: Vice Chairman



































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                                                              SCHEDULE A
                                                              ----------

RENTABLE SQUARE FEET OF
THE DEMISED PREMISES
                           AND OF THE BUILDING
                        -----------------------


Rental Floor Designation                             Rentable Area
- ------------------------                             -------------
Cellar No. 2 (Sub-Basement)                            18890
Cellar No. 1 (Basement)                                25703
 1st                                                   15017
 2nd                                                   27536
 3rd                                                   28213
 4th                                                   28050
 5th                                                   28050
 6th                                                   24909
 7th                                                   24823
 8th                                                   23722
 9th                                                   23685
10th                                                   23685
11th                                                   23685
12th                                                   23685
14th                                                   23685
15th                                                   23312
16th (Mechanical Space)                                 2402(Useable)
17th                                                   20899
18th                                                   21090
19th                                                   21138
20th                                                   21138
21st                                                   21185
22nd                                                   20313
23rd                                                   20313
24th                                                   16561
25th                                                   16561
26th                                                   15022
Roof                                                     244(Useable)
- ----------------------
* United States Trust Company of New York presently occupies 7242 square ft. of rentable area of Cellar No. 2.


               The following is the method of determining rentable area for purposes of this Lease.

               1.   Determine the gross useable area.

               2. Make the necessary deductions to determine the net useable area.


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               3.   Determine rentable area by dividing the net useable
area by the area adjustment factor (.756).

               4. The gross useable area of the floor shall be the entire area within the exterior walls. Dimensions shall be taken to the front of the heating enclosure or where there is no heating enclosure to the inside surface of the exterior wall.

               5. The following areas shall be deducted from the gross useable area on each floor, to determine the net useable area, public passenger and freight elevators, public fire stairs, elevator lobby, public toilets, the main telephone and electric closets, janitors closets, pipe shafts necessary for the building's operations, H.V.A.C. shafts necessary for the building's H.V.A.C. operation. Columns and their enclosure shall not be deducted from useable space.

               6. All tenant installations of every kind including private toilets, supplementary H.V.A.C. equipment rooms and/or shafts, private stairs, elevators, escalators, auxiliary telephone and electric closets, pipe shafts, and exhaust shafts serving tenant's equipment, equipment rooms of every description containing Tenant's equipment, kitchens, storage rooms, shall be included in net useable area.

               7. The net useable area for each floor shall be divided by .756 to determine the rentable area.

               8. Note that (a) to fix Tenant's Share for purposes of determining Tenant's liability for Taxes under Article 4, the Sub-Basement, Basement and Mechanical Space is to be excluded from both the numerator and denominator in making the computation of Tenant's Share under said Article 4 and (b) to fix Tenant's Share for purposes of determining Tenant's liability for Expenses under Article 4, the Sub-Basement and Mechanical Space is to be excluded from both the numerator and denominator in making the computation of Tenant's Share under said
Article 4.













                                  -12-
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                                                            SCHEDULE A-1



             Additional Office Space Pursuant to Article 37



Rental Floor Designation                           Rentable Area
- ------------------------                           -------------
17th                                                   77
18th                                                   77
19th                                                   77
20th                                                   77
21st                                                   77
22nd                                                   77
23rd                                                   77
24th                                                   77
25th                                                   73
26th                                                  146





























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